UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2013
Date of Report (Date of Earliest Event Reported)

COMM 2013-CCRE10 Mortgage Trust
(Exact name of issuing entity)

Cantor Commercial Real Estate Lending, L.P.
(Exact name of sponsor as specified in its charter)

German American Capital Corporation
(Exact name of sponsor as specified in its charter)

KeyBank National Association
(Exact name of sponsor as specified in its charter)

UBS Real Estate Securities Inc.
(Exact name of sponsor as specified in its charter)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-184376-06	04-3310019
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 Wall Street
New York, New York
(Address of principal executive offices)

 (212) 250-2500
Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of August 13, 2013, of COMM 2013-CCRE10 Mortgage Trust.  The sole purpose of this amendment is to correct typographical errors appearing in the definitions of the “Class A-M Pass-Through Rate” and “Class X-A Components” in the agreement filed as Exhibit No. 4 to the Form 8-K (revising the Class A-M per annum pass-through rate from 4.4570% to 4.5170% and including Component XA-3FL/FX in the Class X-A Components definition) as well as to make certain conforming changes to the exhibits attached to the aforementioned agreement.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 4
Pooling and Servicing Agreement, dated as of August 1, 2013, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor, U.S. Bank National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
(Registrant)
Date: September 13, 2013
	By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Vice President

	By:	/s/ Matt Smith
Name: Matt Smith
Title: Vice President